                                                                   Exhibit 99.02

                                                             Company's Form 10-Q
                                                              September 30, 1994

                                                                         Page 16

Item 1.  Legal Proceedings.


         Two purported class actions were filed in October 1994 against Greyhound Bus Lines, Inc. ("Greyhound"), various of its officers and directors and SBI and one of its managing directors, in the United States District Court for the Northern District of Texas. The plaintiffs purport to represent purchasers of senior notes, subordinated convertible debentures and common stock of Greyhound. SBI was lead manager or co-lead manager on the underwriting of certain of these securities. The actions allege, among other things, that the prospectuses and other public statements contained inaccurate statements relating to Greyhound's financial prospects. The plaintiffs are seeking money damages in an unspecified amount. The Company is reviewing the allegations, believes that it has meritorious defenses and intends to vigorously defend against these actions.

                                                             Company's Form 10-K
                                                               December 31, 1995

         For information concerning two purported class actions filed in October 1994 in connection with certain public offering documents of Greyhound Bus Lines, Inc., see the description that appears in the second paragraph of page 16 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, which description is incorporated by reference herein. A copy of the pertinent paragraph is included as an exhibit to this Form 10-K. An amended complaint was filed in July 1995, and the defendants filed a motion to dismiss in September 1995. A motion to certify this matter as a class action was filed in January 1996.

                                                             Company's Form 10-Q
                                                              September 30, 1996

         For information concerning two purported class actions filed in October 1994 in connection with certain public offering documents of Greyhound Bus Lines, Inc., see the descriptions that appear in the second paragraph on page 16 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 and the fourth paragraph on page 10 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, which descriptions are incorporated by reference herein. A copy of the pertinent paragraphs of such filings is included as an exhibit to this Form 10-Q. Although the defendants' motion to dismiss was granted in October 1996, plaintiffs subsequently filed a second amended complaint. In addition, in late October 1996, a purported class action was filed against Smith Barney, among others, in the District Court, Dallas County, Texas, entitled Clarkson v. Greyhound Lines, Inc., et al., with allegations similar to those in the federal case referred to above. The Company believes it has meritorious defenses to this action and intends to contest the allegations.

                                                             Company's Form 10-K
                                                               December 31, 1996

         For information concerning two purported class actions filed in October 1994 and one purported class action filed in October 1996 in connection with certain public offering documents of Greyhound Bus Lines, Inc., see the descriptions that appear in the second paragraph on page 16 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, the fourth paragraph on page 10 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the second paragraph on page 19 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, which descriptions are incorporated by reference herein. A copy of the pertinent paragraphs of such filings is included as an exhibit to this Form 10-K. In December 1996, the Company filed a plea and abatement in Clarkson v. Greyhound Lines, Inc., et al.